Exhibit 10.40C

FIFTH AMENDMENT TO SERVICE AGREEMENT

This Fifth Amendment (this “Amendment”) to the Services Agreement made and entered into this 21st day of February, 2010 (the “Effective Date”), by and between First Data Technologies, Inc. (“FDT”) and CSG Systems, Inc. (“CSG”).

W I T N E S S E T H:

WHEREAS, CSG and FDT entered into a Service Agreement dated as of December 1, 2000, as previously amended (the “Service Agreement”); and

WHEREAS, CSG and FDT desire to hereby amend the Service Agreement as hereinafter more particularly set forth.

NOW THEREFORE, in consideration of the foregoing mutual promises contained herein, CSG and FDT hereby agree, as of the Effective Date, as follows:

1. Section 1.33 of the Service Agreement is hereby deleted in its entirety and replaced with the following:

“‘Original Term’ means the period of time commencing on the Effective Date and ending June 30, 2010. The Original Term shall automatically extend for up to six successive one (1) month extension periods expiring no later than December 31, 2010, unless CSG provides FDT written notice at least forty-five (45) days prior to the expiration date of the Original Term or the then-current extension period that the Original Term will not be further extended. All references to June 30, 2010 shall be interpreted to mean through the end of the Original Term.”

2. As hereby amended and supplemented, the Service Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to the Services Agreement to be executed as of the date first written above.

CSG SYSTEMS, INC.

Signed By:	/s/ Bret C. Griess

Print Name:	Bret C. Griess

Title:	EVP

FIRST DATA TECHNOLOGIES, INC.

Signed By:	/s/ Randall Roumillat

Print Name:	Randall Roumillat

Title:	SVP-GIO